Exhibit 5(a)

Linklaters LLP One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE
Direct Line +447768022631

Unilever Capital Corporation
700 Sylvan Avenue
Englewood Cliffs
NJ 07632
USA

Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs
NJ 07632
USA

Unilever PLC
100 Victoria Embankment
London EC4Y 0DY
United Kingdom

Unilever Finance Netherlands B.V.
Weena 455
3013 AL Rotterdam
The Netherlands

July 26, 2023

Ladies and Gentlemen:

Unilever Group Registration Statement on Form F-3

We have acted as your special United States counsel in connection with the proposed issuance by the Unilever Capital Corporation ("UCC") or Unilever Finance Netherlands B.V. (“UFN”) (together, the “Issuers” and each an "Issuer") of debt securities (the "Debt Securities") to be guaranteed by Unilever United States Inc. ("UNUS") and Unilever PLC (together with UNUS, the “Guarantors” and each a “Guarantor”) (with such guarantees being hereinafter referred to as the “Guarantees”) which are being registered under the United States Securities Act of 1933 (the “Securities Act”), pursuant to a registration statement on Form F-3 (the “Registration Statement”). The Debt Securities and the Guarantees are being issued pursuant to the amended and restated indenture, dated as of July 26, 2023 (the "2023 Indenture") among UCC, UFN, the Guarantors and The Bank of New York Mellon, as trustee.

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

This opinion is limited to the federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or the laws of any other jurisdiction.

We have examined the 2023 Indenture, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that UFN has the power to execute and deliver the Debt Securities and the 2023 Indenture, and perform its obligations thereunder, and that the Debt Securities and the 2023 Indenture have been duly and validly authorized, executed and delivered by UFN under the laws of The Netherlands. We have assumed that Unilever PLC has the power to execute and deliver the Guarantees and the 2023 Indenture, and perform its obligations thereunder, and that the Guarantees and the 2023 Indenture have been duly and validly authorized, executed and delivered by Unilever PLC under the laws of England. We have assumed that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In our opinion:

1	The Debt Securities, when executed and delivered by the relevant Issuer against payment therefor pursuant to the terms of the 2023 Indenture and authenticated in accordance with the terms of the 2023 Indenture, will constitute valid and legally binding obligations of the relevant Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

2	The Guarantees, when executed and delivered by each of the Guarantors pursuant to the terms of the 2023 Indenture, will constitute valid and legally binding obligations of the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Linklaters LLP

Linklaters LLP